      As filed with the Securities and Exchange Commission on June 26, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MUELLER INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


                     Delaware                             25-0790410
        ---------------------------------           ----------------------
          (State or other jurisdiction                 (I.R.S. Employer
        of incorporation or organization)           Identification Number)

                              8285 Tournament Drive
                                    Suite 150
                            Memphis, Tennessee 38125
                            -------------------------
          (Address, including zip code, of principal executive offices)

                 Mueller Industries, Inc. 2002 Stock Option Plan
                            (Full title of the plan)

                                  John P. Fonzo
                  Vice President, General Counsel and Secretary
                            Mueller Industries, Inc.
                              8285 Tournament Drive
                                    Suite 150
                            Memphis, Tennessee 38125
                                 (901) 753-3200
          ------------------------------------------------------------
            (Name, address (including zip code) and telephone number
                   (including area code) of agent for service)

                              ---------------------
                                    COPY TO:
                               Neil Novikoff, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed       Proposed
Title of         Amount to be      maximum        maximum             Amount of
securities to     registered    offering price    aggregate         registration
be registered        (1)        per share (2)   offering price (2)      fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value
per share             750,000        $31.66        $23,745,000      $2,184.54
--------------------------------------------------------------------------------

(1) This Registration Statement covers 750,000 shares authorized to be issued under the Mueller Industries, Inc. 2002 Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the New York Stock Exchange on June 24, 2002.

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                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Mueller Industries, Inc. (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002 filed pursuant to the Exchange Act.

          (c) The description of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), which is contained in the Company's Registration Statement on Form 8-A, File No. 1-6770, dated January 22, 1991, filed pursuant to the Exchange Act, as amended by the Company's Form 8, dated February 12, 1991.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Robert B. Hodes, a non-employee director of the Company and the beneficial owner of 46,000 shares of Common Stock, is Counsel to the law firm of Willkie Farr & Gallagher.

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Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article 7 of the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's By-Laws (the "By-Laws") provide that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her individual capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Certificate and the By-Laws provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     The By-Laws further provide that the Company may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
----------

   5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares of Common Stock to be issued.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 25th day of June, 2002.

                                        MUELLER INDUSTRIES, INC.


                                        By: /s/ Harvey L. Karp
                                            ---------------------
                                            Harvey L. Karp
                                            Chairman of the Board

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey L. Karp and William D. O'Hagan, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                        Title                        Date
          ---------                        -----                        ----


/s/ Harvey L. Karp                 Chairman of the Board of        June 25, 2002
------------------------------     Directors
Harvey L. Karp



/s/ William D. O'Hagan             President, Chief Executive      June 23, 2002
------------------------------     Officer and Director
William D. O'Hagan                 (Principal Executive
                                   Officer)



/s/ Kent A. McKee                  Vice President and Chief        June 25, 2002
------------------------------     Financial Officer
Kent A. McKee                      (Principal Financial and
                                   Accounting Officer)



/s/ Gary S. Gladstein              Director                        June 25, 2002
------------------------------
Gary S. Gladstein

/s/ Robert B. Hodes                Director                        June 25, 2002
------------------------------
Robert B. Hodes



/s/ Gennaro J. Fulvio              Director                        June 25, 2002
------------------------------
Gennaro J. Fulvio

                                  EXHIBIT INDEX


     Exhibit No.                              Description
---------------------  ---------------------------------------------------------

          5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares to be issued.

        23.1           Consent of Ernst & Young LLP.

        23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit
                       5).

         24 Power of Attorney (reference is made to the signature page).